Alpine Investor Webcast April 10, 2024 Exhibit 99.4

Disclaimers Forward-Looking Statements This presentation and the accompanying oral commentary contain forward-looking statements, including about the proposed acquisition of Alpine Immune Sciences, Inc. (Alpine) by Vertex Pharmaceuticals Incorporated (Vertex). These forward-looking statements are not based on historical fact and include statements regarding the ability of Alpine and Vertex to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer (the offer) contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Alpine and Vertex’s beliefs and expectations and statements about the benefits sought to be achieved by Vertex’s proposed acquisition of Alpine, the potential effects of the acquisition on both Alpine and Vertex, and the possibility of any termination of the Merger Agreement; our platform technology and potential therapies; the timing of and results from clinical trials and preclinical development activities; clinical and regulatory objectives and the timing thereof; our ability to achieve additional milestones in our collaborations and proprietary programs; the progress and potential of our development programs and product candidate; future development plans and clinical and regulatory milestones and objectives, including the timing and achievement thereof; the efficacy of our clinical trial designs; anticipated enrollment in our clinical trials and the timing thereof; expectations regarding the anticipated reporting of data from our ongoing and planned clinical trials and potential publication of future clinical data; our ability to potentially advance povetacicept directly into a pivotal trial as well as a phase 2 study in systemic lupus erythematosus; and the potential efficacy, safety profile, addressable market, regulatory success and commercial or therapeutic potential of our product candidates. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may”, “will”, “should”, “would”, “expect”, “plan”, “intend”, and other similar expressions among others. These forward-looking statements are based on current assumptions involving risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of our stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement on our business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; clinical trials may not demonstrate safety and efficacy of any of our product candidates; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; we may be unable to advance povetacicept directly into a pivotal trial in 2024; the impact of pandemics, or other related health crises on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf; as well as the other risks identified in our filings with the Securities and Exchange Commission (SEC). Any forward-looking statement made in this presentation and the accompanying oral commentary are based only on information currently available to us and speak only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain information contained in this presentation may be derived from information provided by third-party sources. We believe such information is accurate and that the sources from which it has been obtained are reliable; however, we cannot guarantee the accuracy of, and have not independently verified, such information.

Disclaimers Additional Information about the Acquisition of Alpine by Vertex and Where to Find It The offer referenced in this communication has not yet commenced. This presentation and the accompanying oral commentary is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Vertex and the purchaser (Purchaser) will file with the SEC upon commencement of the offer. A solicitation and offer to buy outstanding shares of Alpine will only be made pursuant to the tender offer materials that Vertex and the Purchaser intend to file with the SEC. At the time the offer is commenced, Vertex and the Purchaser will file with the SEC tender offer materials on Schedule TO, and Alpine will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF ALPINE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF ALPINE SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available to all stockholders of Alpine at no expense to them under the “Investors” section of Vertex’s website at https://investors.vrtx.com/financial-information/sec-filings or by email at Investorinfo@VRTX.com, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials, and (once they become available) the tender offer materials as well as the Solicitation/Recommendation Statement will be mailed to the stockholders of Alpine free of charge. Copies of the documents filed with the SEC by Alpine will be available free of charge on Alpine’s website, ir.alpineimmunesciences.com, or by contacting Alpine’s investor relations department at ir@alpineimmunesciences.com. The information contained in, or that can be accessed through, Vertex’s website and Alpine’s website is not a part of or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Vertex and Alpine file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read any reports, statements, or other information filed by Vertex and Alpine with the SEC for free on the SEC’s website at www.sec.gov. “RAINIER,” “DENALI,” and “RUBY” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions. Unless otherwise indicated, all data presented herein has been derived from research conducted by Alpine Immune Sciences, Inc.

BAFF: B-cell activating factor; APRIL: a proliferation-inducing ligand; IgAN: immunoglobulin-A nephropathy; pMN: primary membranous nephropathy; LN: lupus nephritis ©2024 Vertex Pharmaceuticals Incorporated Vertex to acquire Alpine Immune Sciences for $65 / share in cash; unanimously approved by both Boards of Directors Compelling fit with Vertex strategy of investing in serial innovation to create transformative medicines that target serious diseases with high unmet need in specialty markets Alpine’s lead asset, povetacicept (“pove”), is a Phase 3-ready, innovative, and potentially transformative approach to IgAN, a serious, progressive, autoimmune kidney disease Best-in-class potential; Phase 3 trial to begin H2:24 Pove, given dual BAFF/APRIL inhibition, also offers promise of “pipeline-in-a-product” in multiple other serious diseases, including pMN, LN, and autoimmune cytopenias Vertex capabilities accelerate pove development in IgAN and other indications, while Alpine adds protein-engineering and immunotherapy expertise to Vertex ACQUISITON OF  ALPINE IMMUNE SCIENCES FOR ~$4.9B CASH

Agenda Introduction Povetacicept Overview, Data Review and Clinical Development Plan Closing Remarks Mitchell Gold, MD Executive Chairman and CEO of Alpine Immune Sciences  Stanford Peng, MD, PhD President and Head of R&D at Alpine Immune Sciences

Introduction Mitchell Gold, M.D. Executive Chairman & Chief Executive Officer

Povetacicept: Potential Best-in-Class Profile in IgAN and Expansive Pipeline Opportunity Successful End of Phase 2 FDA meeting supports advancement to Phase 3 in IgAN in 2H 2024 Potent dual BAFF / APRIL mechanism plus convenient dosing enables broad development across the autoimmune spectrum Well-tolerated at both 80 mg and 240 mg with ongoing experience in >40 patients across glomerulonephritis (RUBY-3) Compelling activity in IgAN at 36 weeks – deep and clinically meaningful reductions in UPCR and Gd-IgA1 with stable eGFR and resolution of hematuria

IgA Nephropathy: an Expanding High Morbidity Disease of Young Adults

Urgent Need for Safe and Convenient Disease-Modifying Therapies

IgAN: Most Common Primary Glomerulonephritis WW

UP TO **50%** OF PATIENTS PROGRESS TO ESRD[1] —WITHIN→ **10** YEARS


~130K
PREVALENCE
in the U.S.[2]

A leading cause of CKD and kidney failure in individuals under the age of 40 years[3]

Key Drivers of IgAN Opportunity

- **Expanding** patient population through increased screening and stakeholder awareness
- **Earlier** interventions with disease modifying therapy to prevent disease progression
- **Lower target** to treat thresholds for proteinuria and new bar being set for eGFR stabilization

Povetacicept provides best-in-class potential with potent dual BAFF / APRIL blockade and convenient once every four-weeks dosing regimen

[1] Clin Immunol 126:260 (2008); J Nephrol 26:683 (2013); Mol Med Rep 10:1469 (2014); Drug Des Devel Ther 9:333 (2015); Medicine 95:e3099 (2016); Mol Med Rep 15:1925 (2017); Cell Immunol 341:103925 (2019); Clin Transplant 33:e13502 (2019)
[2] Health Advances assessment completed for Alpine Immune Sciences (March 2024)
[3] Nat Rev Dis Primers Nov 30;9(1):67 (2023)

8

PROGRAM PRECLINICAL PHASE 1 PHASE 2 PHASE 3 ANTICIPATED Milestones Povetacicept Dual BAFF/APRIL Antagonist IgAN 240 mg & follow-up 80 mg data May ‘24: Longer term follow-up at ERA 2H24: Additional follow-up 2H24: IgAN potential pivotal study start 2H24: Launch of SLE Phase 2 Targeting data from pMN, LN in 2024 Continued exploration of pMN, LN, AAV 2H24: Initial data in RUBY-4 Continued exploration of ITP, AIHA, CAD Systemic Lupus Erythematosus Cytopenia AIHAAutoimmune hemolytic anemia CADCold agglutinin disease ITPImmune thrombocytopenia LNLupus nephritis pMNPrimary membranous nephropathy AAVANCA-associated vasculitis Glomerulonephritis Povetacicept Development Pipeline and Anticipated Milestones IgA Nephropathy

Povetacicept: Differentiated and Potential Best-in-Class Dual APRIL / BAFF Inhibitor

	Asset	Ongoing / In Process Studies: NEPHROLOGY	Ongoing / In Process Studies: RHEUMATOLOGY	Ongoing / In Process Studies: HEMATOLOGY	Expected U.S. COM Expiry
Dual APRIL / BAFF	**Povetacicept** (Alpine)	IgAN pMN LN AAV	SLE	ITP wAIHA CAD	2041+[3]
Dual APRIL / BAFF	**Telitacicept** (RemeGen)	IgAN (CN Only) LN (CN Only)	SLE (WW)[1] RA (CN Only) SjS (CN Only)		2028
Dual APRIL / BAFF	**Atacicept** (Vera)	IgAN			2022
APRIL Only	**Zigakibart (BION-1301)** (Novartis)	IgAN			2036
APRIL Only	**Sibeprenlimab** (Otsuka)	IgAN			2036
BAFF Only	**Belimumab (Benlysta)™** (GSK)	LN[2]	SLE[2]	ITP (+rituximab)	2024

Povetacicept is an Optimized Inhibitor of both APRIL and BAFF:

- ✓ High potency against both APRIL and BAFF cytokines preclinically
- ✓ Convenient treatment delivery: once every four-week SC dosing regimen – autoinjector anticipated at commercial launch
- ✓ Broad development plan across range of high unmet need indications in nephrology, rheumatology and hematology
- ✓ Robust and sustainable IP portfolio with composition of matter IP into at least 2041

[1] Approved and marketed in China [2] Belimumab (Benlysta) approved and marketed in LN and SLE [3] Additional opportunity for patent term extension (PTE)

10

NEXT-GEN APRIL / BAFF INHIBITOR POVETACICEPT 13 INJECTIONS ANNUALLY one injection every 4 weeks COMPETITORS INHIBITORS of APRIL and / or BAFF Up to 52 INJECTIONS ANNUALLY LIFECYCLE VISION1 FUTURE POVETACICEPT 4-6 INJECTIONS ANNUALLY one injection every 2- or 3- months Additional injection relative to povetacicept Povetacicept Can Deliver Better Dosing Convenience for Patients Potential for Lowest Frequency Dosing with Lowest Dose Intensity in Class vs. 1 Based on preliminary internal data; 2 Health Advances assessment completed for Alpine Immune Sciences (March 2024) “It’s often challenging for [SLE] patients to come into the office to comply to therapy administration, particularly young mothers or those who don’t have access to a car. These patients would certainly appreciate greater flexibility.” – U.S. Rheumatologist2 “The once-a-month dosing is certainly an advantage.” – U.S. Nephrologist2

Povetacicept Overview and Data Review Dual BAFF / APRIL B Cell Cytokine Antagonist Stanford Peng, M.D., Ph.D. President and Head of Research & Development

Povetacicept: Dual BAFF/APRIL Inhibition for Multiple Autoimmune Diseases

Autoimmune Diseases (e.g., Glomerulonephritis, Lupus, Autoimmune Cytopenias, Myasthenia Gravis)

BAFF and APRIL play key roles in the activity of many disease-related immune cells


MYELOID CELLS
APRIL
BAFF


ACTIVATED B CELL
ANTIBODY-SECRETING CELL
ACTIVATED MYELOID CELL
ACTIVATED T CELL
skin
heart
kidneys
blood
muscles
joints

BAFF/APRIL promote autoantibody-producing B cells as well as pathogenic T and myeloid cells, with interaction and/or amplification between pathways

Inflammatory processes including autoantibodies ± cytokines/infiltrates cause cellular/tissue damage, leading to disease

Povetacicept: Dual BAFF/APRIL Inhibitor

Designed to suppress formation/promotion of autoimmune cells and production of autoantibodies


MYELOID CELLS


B CELL
ANTIBODY-SECRETING CELL
MYELOID CELL
T CELL

Potential to address underlying autoimmunity, reducing or reversing cellular/tissue damage




LEGEND
APRIL
BAFF
BAFF-R, BCMA, TACI
POVETACICEPT
(AUTO)ANTIBODIES
AUTOANTIGENS
IMMUNE COMPLEX
CYTOKINES

13

Povetacicept: Strong Rationale in Glomerulonephritis

Both BAFF and APRIL Contribute to Pathogenesis

- BAFF and APRIL are elevated in many GNs, including IgAN, LN, pMN and AAV[1]
- BAFF inhibition is approved for the treatment of lupus nephritis (belimumab)[2] and has shown encouraging activity in IgAN (blisibimod)[3]
- APRIL inhibition demonstrates promising activity in IgAN (zigakibart, sibeprenlimab)[4]
- TACI-Ig have shown promise in IgAN, LN and pMN (atacicept, telitacicept)[5]



MYELOID CELLS
→ 01
Multiple immunogenic factors (e.g., microbes) can trigger pathogenic antibody-forming B cells
ACTIVATED B CELL
→ 02
The survival and differentiation of pathogenic antibody-forming B cells is mediated by BAFF and APRIL produced by myeloid cells
PLASMABLAST
→ 03
Antibodies and/or immune complexes trigger inflammation, leading to organ damage and failure
Kidney Int'l (2014) 85, 779
APRIL
BAFF
Autoantibodies
Immune Complex

1 Clin Immunol 126:260 (2008); J Nephrol 26:683 (2013); Mol Med Rep 10:1469 (2014); Drug Des Devel Ther 9:333 (2015); Medicine 95:e3099 (2016); Mol Med Rep 15:1925 (2017); Cell Immunol 341:103925 (2019); Clin Transplant 33:e13502 (2019)
2 N Engl J Med 383:1117 (2020)
3 Anthera 10-K 05MAR2018; Anthera Press Release 28AUG2017
4 Barratt ERA abstract 4337 (2023); NEJM 2023 in press, DOI: 10.1056/NEJMoa2305635
5 Kidney Int Rep 7:1831 (2022); Kidney Int Rep 8:499 (2022); Isenberg ACR Abstract 1291016 (2022); Int J Rheum Dis 26:1417 (2023); Front. Immunol. 14:1268929 (2023)

Povetacicept is an Fc Fusion of an Engineered Variant TACI Domain

Decoy Receptor, Structurally Distinct from WT TACI-Fc via use of Only a Single CRD2 Domain


TACI
CRD2
CRD1
Variant TACI CRD2 domain
Fc domain
Povetacicept
(TACI vTD-Fc)
WT TACI CRD1 + CRD2
Fc domain
WT TACI-Ig
e.g., atacicept, telitacicept

CRD Cysteine-Rich Domain
vTD Variant TNF(R)SF Domain

15

Povetacicept Demonstrates Best-In-Class Inhibitory Potential Relative to Comparator Molecules Targeting BAFF / APRIL Pathway Reagent IC50 (nM)1 IC50 (nM)1 APRIL BAFF APRIL + BAFF Povetacicept (ALPN-303) 3.8 1.4 3.1 WT TACI-Fc2 >200 20.8 >200 Telitacicept3 (Tai’ai®) 53.9 14.5 >200 Anti-APRIL mAb4 21.9 CNBD >200 Anti-APRIL mAb5 5.1 CNBD CNBD Belimumab (Benlysta®) CNBD 4.8 CNBD Belimumab + Anti-APRIL mAb4 18.9 4.8 10.8 1 TACI/Jurkat/NF-kB reporter assay 2 WT TACI 30-110-Fc; generated by ALPN using published atacicept sequence (SEQ ID NO: 54 of US Patent 8,815,238 B2) 3 WT TACI 13-118-Fc, as identified in WHO Drug Information, Vol. 32, No. 4, 2018 and confirmed by mass spec/peptide sequencing on Tai’ai®  4 Generated by ALPN using published zigakibart (BION-1301) sequence (SEQ ID NO: 50 and 52 from US Patent Appl. US 2020/0079859) 5 Generated by ALPN using published sibeprenlimab (VIS649) sequence (https://www.imgt.org/3Dstructure-DB/cgi/details.cgi?pdbcode=11575)  CNBD, Could not be determined Source: Arthritis Rheumatol 75:1187 (2023) and ALPN data on file Nucleus Extracellular Cytoplasm NF-KB Activation Luciferase APRIL TACI BAFF NF-KB TACI/Jurkat/NF-kB Functional Assay Luciferase Reporter

Tissue % Positive (Mean ± SE) Fold Difference (Povetacicept / Telitacicept) Povetacicept Telitacicept Kidney 1.9 ± 0.2 0.1 ± 0.0 19.0 Salivary Gland 1.03 ± 0.25 0.12 ± 0.02 8.6 Lymph Node 1.4 ± 0.3 0.2 ± 0.0 7.0 Colon 0.7 ± 0.2 0.1 ± 0.0 7.0 Ileum 0.42 ± 0.12 0.07 ± 0.03 6.0 Lung 0.49 ± 0.13 0.13 ± 0.05 3.8 Skin 2.7 ± 0.4 0.8 ± 0.2 3.4 Brain 0.10 ± 0.03 0.03 ± 0.01 3.3 Spleen 1.13 ± 0.21 0.87 ± 0.2 1.3 Povetacicept Exhibits Greater Distribution to Disease-Relevant Organs Povetacicept’s Modifications Result in Reduced MW and pI, and Higher Affinity vs WT TACI-Ig (Prelim.) 1 Theoretical, calculated by Expasy (web.expasy.org/compute_pi/), Prot pI (Protpi.ch/Calculator/Protein Tool), or at Alpine based on Anal. Biochem 179:319 (1989). 2 MW reported as 80.24 kDa in J Clin Pharmacol 56:948 (2016) Attribute Povetacicept Telitacicept MW (kDa)1 62.6 75.3-75.42 pI1 6.5-7.0 7.1-8.4 KD, BAFF 59 pM 491 pM KD, APRIL 1 pM CNBD Molecular Attributes Greater Tissue Distribution vs. WT TACI-Ig Source: Lewis et al. European Lupus Meeting 2024 and ALPN data on file

Anti-KLH Antibodies Splenic B cell Populations Povetacicept Exhibits Superior Tissue Pharmacodynamics Lymphoid Organ B cells and T-dependent Antibodies During KLH Immunization “Telitacicept,” based on WHO Drug Information 32(4):652 (2018); confirmed as corresponding to commercial Tai’ai® by mass spectrometry and peptide sequencing “Atacicept,” based on US Patent 8,815,238 B2 Seq ID 54 Arthritis Rheumatol 75:1187 (2023)

Dual BAFF / APRIL Inhibition Provides Superior Preclinical Efficacy

NZB/W Murine Lupus and Murine Experimental Autoimmune Myasthenia Gravis (EAMG)

Lupus Nephritis / GN
IFNα-Accelerated NZB/W F1


Renal Histology
Total Renal Lesions
15
10
5
0
Fc control
Povetacicept
Telitacicept
anti-mCD20

Blair *et al.* ACR 2023

Autoimmune Hemolytic Anemia
IFNα-Accelerated NZB/W F1


Hemoglobin
Hemoglobin (g/dL)
15
10
5
Fc control
Povetacicept
Telitacicept
anti-mCD20

Blair *et al.* ACR 2023

Murine Experimental Autoimmune Myasthenia Gravis


Clinical Score (0 - 4)
Mean ± SE
2.0
1.5
1.0
0.5
0.0
30
45
60
75
90
Day After 1st Immunization
Fc Control
Anti-CD20
Efgartigimod
Povetacicept

Source: Dillon et al. AANEM 2023

19

Povetacicept Mediates On-Target Effects in Healthy Adults Well Tolerated as Single 80-240 mg Subcutaneous Doses; Pharmacodynamics Support Q4W Dosing Dillon et al, IIgANN 2023 Ig Reductions Gd-IgA1 Reduction Antibody-Secreting Cell Reduction Target Coverage

Povetacicept: Preclinical and Translational Summary Mechanism of Action: Engineered, Enhanced Inhibition Dual BAFF / APRIL inhibitor with greater potency in vitro vs. WT-TACI and BAFF / APRIL inhibitors Phase 1 in Healthy Adults: Well Tolerated and Active In healthy adults, well tolerated as single ascending doses of up to 960 mg SC / IV, with on-target, dose-dependent PK / PD Versatile Development Potential for Multiple Indications Patient studies are proceeding with 80 mg and 240 mg SC Q4W in multiple indications Nonclinical: Best-in-Class Potential Superior efficacy in multiple preclinical disease models, including vs. WT-TACI, FcRn inhibition, and B cell depletion

Updated Results from the RUBY-3 study of Povetacicept, an Enhanced Dual BAFF/APRIL Antagonist in IgA Nephropathy

RUBY-3: First-in-Disease, Open Label Study in IgAN, pMN, LN and AAV

IgAN Cohorts

RUBY-3

Entry Criteria

IgA Nephropathy

- Adults with biopsy ≤ 10 yr
- UPCR ≥ 0.5 g/g
- eGFR ≥ 30 mL/min/1.73m^2
- Maximal ACEi/ARB ≥ 12 wk
- No background Immunosuppression
- < 50% glomerulosclerosis and IFTA (< 75% allowed if eGFR ≥ 45 mL/min/1.73m^2)

Treatment

Dose Escalation in Each Disease

240 mg SC Q4W

80 mg SC Q4W

All Enrolled Participants:
Povetacicept SC Q4W up to 2 yr

Primary Treatment Period: 24 wk
1st Extension: 28 wk
2nd Extension: 52 wk

Assessments

Safety

- Adverse Events
- AEIs: admin-related rxn, severe infection or hypo-Ig

Efficacy

- UPCR, eGFR
- Gd-IgA1

Exploratory Endpoints

- Serum Immunoglobulins
- B cell subsets

23

Povetacicept SC Q4W IgAN Baseline Characteristics Characteristic (Mean ± SD or N [%]) 80 mg SC Q4W N=12 240 mg SC Q4W N=29 Age, yr 51 ± 12 47 ± 11 Female / Male 7 (58%) / 5 (42%) 14 (48%) / 15 (52%) Caucasian / Asian 7 (58%) / 5 (42%) 13 (45%) / 16 (55%) BMI, kg/m2 28 ± 6.5 25 ± 5.4 Duration of Disease, yr 4.4 ± 6.4 6.1 ± 5.5 24-hr UPCR, g/g 1.3 ± 0.8 1.2 ± 0.8 eGFR, mL/min/1.73 m2 70 ± 35 59 ± 28 Prior Treatments - Corticosteroids - Eculizumab 2 (17%) 1 (8%) 4 (14%) 0 Current Treatments - SGLT2 Inhibitor - Endothelin Antagonist 2 (17%) 0 11 (38%) 0 Medical History - Hypertension - Diabetes 7 (58%) 5 (42%) 18 (62%) 4 (14%) Data: 01MAR2024 BMI, body mass index; eGFR, estimated glomerular filtration rate; IgAN, IgA nephropathy; SC, subcutaneous; SGLT2, sodium-glucose cotransporter 2; Q4W, once every 4 weeks; UPCR, urine protein to creatinine ratio.

Povetacicept SC Q4W Has Been Well Tolerated in IgAN No Severe Infection or Hypogammaglobulinemia Adverse Event Type 80 mg SC Q4W N=12 240 mg SC Q4W N=29 All IgAN N=41 Treatment-Emergent AEs (n, %) - Grade 1 - Grade 2 - Grade 3 - Grade ≥ 4 - Treatment-related 7 (58%) 5 (42%) 1 (8%) 1 (8%)a 0 1 (8%)b 10 (34%) 5 (17%) 5 (17%) 0 0 1 (3%)c 17 (41%) 10 (24%) 6 (15%) 1 (2%) 0 2 (5%) AEs of Interest (n,%) - Administration-related reaction - Hypogammaglobulinemia (IgG < 3 g/L) - Malignancy 0 0 1 (8%)a 1 (3%)d 0 0 1 (2%) 0 1 (2%) Any Infection (n, %) - Grade 1 - Grade 2 - Grade ≥ 3 2 (17%) 1 (8%) 1 (8%) 0 8 (28%) 5 (17%) 3 (10%) 0 10 (24%) 6 (15%) 4 (10%) 0 Data: 01MAR2024 a Grade 3 breast ductal carcinoma in situ, considered treatment unrelated by investigator (medical history of breast lobular carcinoma in situ and melanoma in situ) b Grade 2 viral upper respiratory tract infection c Grade 1 viral upper respiratory tract infection and blood IgM decreased d Grade 2 rash AE, adverse event; Ig, immunoglobulin; IgAN, IgA nephropathy; Q4W, once every 4 weeks; SC, subcutaneous.

Povetacicept Demonstrates Clinically Meaningful Activity in IgAN Proteinuria (UPCR) Reduction, Remission and Hematuria Resolution1; 80 and 240 mg Appear Comparable at 24 Wk 24 hr UPCR WEEK 12 24 36 48 80 mg N 11 10 6 1 240 mg N 13 2 - - -64.1% -78.0% 67% WEEK 12 24 36 48 80 mg N 11 10 6 1 240 mg N 13 2 - - 100% Remission Resolution of hematuria1 observed in 4/4 and 1/1 (100%) of patients at 36 and 48 weeks, respectively Data: 01MAR2024 Remission criteria based on Bagchi S, et al.2: UPCR < 0.5 g/g, UPCR reduced by ≥ 50% from baseline, and stable renal function (≤ 25% reduction in eGFR from baseline). 1. Hematuria Resolution defined as negative / trace hematuria among those with non-negative / trace hematuria at baseline; 2. Bagchi S. Kidney Int Rep. 2021;6(6):1661-1668.

Povetacicept Is Associated with Stable Renal Function in IgAN Both 80 mg and 240 mg Data: 01MAR2024 WEEK 12 24 36 48 80 mg N 11 10 6 1 240 mg N 13 2 – – +12 +4.5

Povetacicept Reduces the Key Disease Biomarker Gd-IgA1 in IgAN Both 80 mg and 240 mg Data: 11MAR2024 Gd-IgA1 WEEK 12 24 36 48 80 mg N 12 11 11 11 10 11 7 5 6 3 1 - 240 mg N 5 5 5 4 3 - - - - - - - -67.9% -78.6%

Povetacicept Improves the IgA/C3 and Gd-IgA1/C3 Ratios in IgAN Prognostic Biomarkers for Disease Severity and Outcomes1 WEEK 12 24 36 48 80 mg N 11 11 11 11 10 10 5 6 6 5 1 1 240 mg N 24 17 13 9 6 - - - - - - - WEEK 12 24 36 48 80 mg N 12 11 11 11 10 9 5 5 6 3 1 - 240 mg N 5 5 5 4 3 - - - - - - - 1 J Am Soc Nephrol 14:1458 (2019); Pediatr Nephrol 30:1113 (2015); Iran J Kidney Dis 14:470 (2020) Data: 01MAR2024 Data: 11MAR2024

Povetacicept Is Associated with Pharmacodynamic Reductions in Ig Both 80 mg and 240 mg Data: 01MAR2024 Serum Immunoglobulins

Clinical Experience with Povetacicept in IgA Nephropathy: Summary Data Suggest Potential Best-In-Class Profile IgA Nephropathy @ 36 weeks >60% ¯UPCR >60% ¯Gd-IgA1 Stable eGFR Resolution of Hematuria Remission1 Activity in IgAN Safety Profile Next Steps Remains well tolerated following multiple SC Q4W administration No severe infections or hypogammaglobulinemia IgG < 3 g/L Further development in GN, particularly IgAN, is strongly supported Continuing to explore povetacicept across a range of mechanistically validated indications 1 UPCR < 0.5 g/g; and UPCR reduced by ≥ 50% from baseline; and stable renal function (£ 25% reduction in eGFR from baseline)

Povetacicept Vision Year-End 2024 PROGRAM PRECLINICAL PHASE 1 PHASE 2 PHASE 3 2024 Activities Povetacicept Dual BAFF/APRIL Antagonist Systemic Lupus Erythematosus Glomerulonephritis (Basket) Glomerulonephritis Cytopenias Launch of SLE Phase 2 in 2H 2024 Potential proof-of-concept data in pMN, LN, AAV Potential proof-of-concept data in ITP and / or wAIHA Ongoing translational and nonclinical efforts to support launch of additional indications, including neuroinflammation IgA Nephropathy IgAN pivotal study to start 2H 2024 AIHAAutoimmune hemolytic anemia CADCold agglutinin disease ITPImmune thrombocytopenia LNLupus nephritis pMNPrimary membranous nephropathy AAVANCA-associated vasculitis

Closing Remarks

DEVELOPING NOVEL THERAPIES for AUTOIMMUNE and INFLAMMATORY DISEASES 1 Additional opportunity for patent term extension (PTE) POVETACICEPT SUMMARY: PoC data achieved in IgAN Best-in-class potential with potent dual BAFF / APRIL blockade Convenient SC once every four-week dosing regimen Phase 3 RANIER study in IgAN targeted to begin in 2H 2024 following successful EOPH2 meeting with FDA  SLE Phase 2 DENALI study targeted to begin in 2H 2024 Potential best-in-class profile enables broad development plan in multiple autoimmune diseases Wholly-owned, internally discovered program with composition of matter IP to 20411 Favorable commercial profile

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